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                                                                                                      Schedule II
                             ZOOM TELEPHONICS, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                   Years ending December 31, 1994, 1995, 1996


                                                       Balance at                                         Balance at
                                                      beginning of     Charged to      Amounts             end of
                    Description                           year          expense        written off          year
------------------------------------------------------------------------------------------------------------------

Reserve for doubtful accounts                          $     191,921   $     62,079     $        -     $  254,000
Reserve for price protection                                 126,754      2,610,591      1,978,557        758,788
Reserve for sales returns                                    250,747        366,902         87,000        530,649
Other allowances                                             257,473      1,548,537      1,161,983        644,027
                                                    ------------------  --------------  -------------  -----------
Year ending December 31, 1994                          $     826,895     $4,588,109     $3,227,540     $2,187,464
                                                    ==================  ==============  =============  ===========

Reserve for doubtful accounts                          $     254,000    $   770,000    $   175,124     $  848,876
Reserve for price protection                                 758,788      2,228,039      2,486,110        500,717
Reserve for sales returns                                    530,649        400,000        210,153        720,496
Other allowances                                             644,027      1,463,933      1,460,586        647,374
                                                    ------------------  --------------  -------------  -----------
Year ending December 31, 1995                          $   2,187,464     $4,861,972     $4,331,973     $2,717,463
                                                    ==================  ==============  =============  ===========

Reserve for doubtful accounts                          $     848,876    $   400,000    $   165,568     $1,083,308
Reserve for price protection                                 500,717      3,536,410      3,328,531        708,596
Reserve for sales returns                                    720,496              -            442        720,054
Other allowances                                             647,374      1,855,183      1,450,414      1,052,143
                                                    ------------------  --------------  -------------  -----------
Year ending December 31, 1996                          $   2,717,463     $5,791,593     $4,944,955     $3,564,101
                                                    ==================  ==============  =============  ===========
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